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Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (Registration Statement No. 333-210204) of our reports dated February 11, 2016 relating to the consolidated financial statements of TELUS Corporation and subsidiaries (the "Company") and the effectiveness of the Company's internal controls over financial reporting, appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
March 29, 2016

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm